Exhibit 99.1

General Moly Updates Mt. Hope Project's Permitting Progress

LAKEWOOD, Colo.--(BUSINESS WIRE)--November 15, 2010--General Moly (NYSE Amex: GMO) (TSX: GMO) provided an update to the Mt. Hope Project's permitting progress.

As previously announced, the Preliminary Draft Environmental Impact Statement (PDEIS) was completed and provided to cooperating agencies, which include the County of Eureka, Nevada, the National Park Service and the Nevada Division of Wildlife (Cooperating Agencies), on August 18, 2010. Those agencies, in addition to the Company, the U.S. Fish and Wildlife Service (USFWS), and the Environmental Protection Agency (EPA), provided comments on the PDEIS to the Bureau of Land Management (BLM) on September 23, 2010. Since then, the BLM and its independent EIS contractor have been working to review and incorporate the comments received into a Draft Environmental Impact Statement (DEIS).

Recently, the BLM informed the Company that it will schedule a meeting the week of December 13th, 2010 with Cooperating Agencies, the Company, the USFWS, and the EPA to review the BLM's response to comments received on the PDEIS. Edits to the DEIS will largely be finalized during this meeting, and the DEIS can then be published in the Federal Register, after the publication is approved through the Notice of Availability (NOA) process. Given the time required to finalize the DEIS and to receive NOA approval, the Company presently anticipates publication of the DEIS in the first quarter of 2011, likely pushing ultimate permit receipt into the second half of next year.

Bruce D. Hansen, Chief Executive Officer, said, "Although it has taken longer than expected for the BLM to review and respond to comments on the PDEIS, this extra effort should result in a robust and defensible EIS. I am pleased at the BLM's progress and commitment toward completing the Mt. Hope Project's EIS process as expeditiously as possible. The Mt. Hope Project continues to receive broad-based local support and we look forward to completing the permitting process so the Mt. Hope Project can begin to create jobs for the Nevada economy and value for General Moly stockholders."

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world's largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes. The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled. For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.

CONTACT:
General Moly
Investors
Seth Foreman, 303-928-8591
sforeman@generalmoly.com
or
Business Development
Greg McClain, 303-928-8601
gmcclain@generalmoly.com
or
info@generalmoly.com
http://www.generalmoly.com